Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Amber Wallace

Executive Vice President, Chief Retail and Marketing Officer

330-720-6441

awallace@farmersbankgroup.com

Farmers National Banc Corp.

Completes Merger with Emclaire Financial Corp, Adds New Board Member

CANFIELD, OHIO, January 3, 2023 – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB), the holding company for The Farmers National Bank of Canfield (“Farmers National Bank”), announced today that it completed the merger of Emclaire Financial Corp. (“Emclaire”) (formerly NASDAQ: EMCF), the holding company for The Farmers National Bank of Emlenton (“Emlenton Bank”) with and into FMNB Merger Subsidiary V, LLC, a newly-formed wholly-owned subsidiary of Farmers (the “Merger”). Following the Merger, Emlenton Bank was merged with and into Farmers National Bank. As a result of the Merger, shares of Emclaire are no longer traded on The NASDAQ Capital Market.

“I am excited to close our seventh acquisition in the last seven years and expand into the Pennsylvania markets, which has been a long-time strategy for Farmers. Additionally, we are thrilled to deliver our robust wealth management and mortgage services to the Emlenton footprint. On behalf of everyone at the Company, we are pleased to welcome the customers, employees, and shareholders of Emclaire to Farmers National Banc Corp.,” said Kevin J. Helmick, President & CEO of Farmers.

William C. Marsh, President and Chief Executive Officer and Chairman of the Board of Emclaire and Emlenton Bank, has joined Farmers as Senior Vice President, Market President – Pennsylvania.

Farmers, headquartered in Canfield, Ohio, now has over $5.0 billion in banking assets, over $2.9 billion in wealth management assets under care, and operates 65 branches throughout Ohio and Pennsylvania.

In connection with the Merger, Farmers also welcomes a member from Emclaire’s Board of Directors to its Board of Directors, Mr. Nicholas D. Varischetti. He will also serve on the Corporate Governance and Nominating Committee and the Compensation Committee of the Board.

Mr. Varischetti is a Partner with Burns White LLC, working out of their Pittsburgh office. He has assisted businesses from a wide range of industries with their litigation, general business, and advisement needs. Mr. Varischetti holds three degrees from the University of Pittsburgh, earning a Juris Doctor in 2011 with a Health Law Certificate, a Master’s in Public Administration from the Graduate School of Public and International Affairs in 2008, and a Bachelor’s Degree in Political Science and Business Management in 2006.

Mr. Varischetti is also a partner in Varischetti Holdings, LP and a founding partner of Allegheny Strategy Partners. Additionally, he is a member of Varischetti Sports, LLC, which owns a minority interest in the Pittsburgh Steelers.

Mr. Varischetti is actively involved in the community as a member of the Board of Directors of the Frank Varischetti Foundation, the Manchester Bidwell Corporation, and La Roche University Board of Trustees. He previously served on the Board of Directors for Pittsburgh Urban Magnet Project (PUMP), and was a Board Member and Chairperson for both Every Child Inc. and Pittsburgh’s Intergovernmental Cooperation Authority (ICA). Mr. Varischetti has also worked with the Greater Pittsburgh ATHENA Awards Committee and the Jack Heinz Society for the Pittsburgh Symphony Orchestra.

“With his diverse background and experience working with multiple industries, we believe Nick will be a great asset to our shareholders,” Helmick stated.

ABOUT FARMERS NATIONAL BANC CORP.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with over $5.0 billion in banking assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 65 banking locations throughout Ohio and Pennsylvania; Farmers Trust Company, which operates five trust offices and offers services in the same geographic markets and Farmers National Insurance, LLC. Total wealth management assets under care at September 30, 2022 were $2.9 billion.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but rather statements based on the Company’s current expectations regarding its business strategies and its intended results and future performance. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company’s actual results, performance, and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, the Company’s failure to integrate Emclaire and Emlenton Bank with the Company in accordance with expectations; deviations from performance expectations related to Emclaire and Emlenton Bank; general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; competitive conditions in the banking markets served by the Company’s respective subsidiaries; the adequacy of the allowance for losses on loans and the level of future provisions for losses on loans; and other factors disclosed periodically in the Company’s filings with the Securities and Exchange Commission (the “SEC”) including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q. Such reports are available on the SEC’s website at www.sec.gov and on the Company’s website at https://www.farmersbankgroup.com under the “Investor Relations” section.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this release or made elsewhere from time to time by the Company or on the Company’s behalf. Forward-looking statements speak only as of the date made, and the Company assumes no duty and does not undertake to update forward-looking statements.